EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 15, 2001 relating to the financial statements and financial statement schedule, which appears in Artisan Components, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

/s/ PricewaterhouseCoopers LLP

San Jose, California
May 3, 2002